Exhibit 99



                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN

                    (Formerly First Niagara Bank 401(k) Plan)

                        Financial Statements and Schedule

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                                      Index


                                                                            Page

Independent Auditors' Report                                                  1

Statements of Net Assets Available for Plan Benefits
    as of December 31, 2001 and 2000                                          2

Statements of Changes in Net Assets Available for Plan
    Benefits for the years ended December 31, 2001 and 2000                   3

Notes to Financial Statements                                                 4

Schedule

1    Schedule H, Line 4i - Assets Held at End of Year                         9

                          Independent Auditors' Report



The Compensation Committee of
     First Niagara Financial Group, Inc.:


We have audited the accompanying statements of net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan (the Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of First Niagara Financial Group, Inc. 401(k) Plan as of December 31, 2001 and 2000, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule H, Line 4i - Assets Held at End of Year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                  /s/ KPMG LLP


June 12, 2002

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

              Statements of Net Assets Available for Plan Benefits

                           December 31, 2001 and 2000

                                                                        2001         2000
                                                                    -----------   ---------
Investments:
     Group annuity contract with insurance company                  $20,430,961   6,866,331
     Mutual funds                                                     3,974,881          --
     First Niagara Financial Group, Inc. common stock                 4,242,463   2,501,140
     Participant loans                                                  342,872          --
                                                                    -----------   ---------
          Total investments                                          28,991,177   9,367,471
Contribution receivable:
     Employer                                                               --           78
                                                                    -----------   ---------
          Net assets available for plan benefits                    $28,991,177   9,367,549
                                                                    ===========   =========

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

         Statements of Changes in Net Assets Available for Plan Benefits

                     Years ended December 31, 2001 and 2000

                                                                           2001         2000
                                                                       -----------   ----------
Contributions:
     Employer                                                           $1,172,618      337,879
     Employee                                                            2,354,644    1,009,321
                                                                       -----------   ----------
                                                                         3,527,262    1,347,200
                                                                       -----------   ----------
Investment income:
     Interest and dividends                                                201,863      130,333
     Net appreciation (depreciation) in fair value of investments,
        including realized gains and losses on sales                       814,513     (147,937)
     Proceeds from demutualization of Principal (note 3)                   244,404           --
                                                                       -----------   ----------
                                                                         1,260,780      (17,604)
                                                                       -----------   ----------
          Total contributions and investment income                      4,788,042    1,329,596
Transfer in from Albion Federal Savings and Loan Association
     401(k) Plan (note 1)                                                       --      897,034
Transfer in from Warren Hoffman and Associates, Inc.
     401(k) Profit Sharing Plan (note 1)                                 7,511,989           --
Transfer in from Iroquois Bancorp, Inc.
     401(k) Savings Plan (note 1)                                        8,947,846           --
Distributions to participants                                           (1,544,454)  (1,017,691)
Administrative expenses                                                    (79,795)     (21,299)
                                                                       -----------   ----------
          Net increase                                                  19,623,628    1,187,640

Net assets available for plan benefits:
     Beginning of year                                                   9,367,549    8,179,909
                                                                       -----------   ----------
     End of year                                                       $28,991,177    9,367,549
                                                                       ===========   ==========

See accompanying notes to financial statements.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 2001 and 2000




(1)  Description of Plan

     The following description of the First Niagara Financial Group, Inc. 401(k) Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

     (a)  General

          The Plan is a defined contribution plan covering all employees of First Niagara Financial Group, Inc. (FNFG). On March 24, 2000 FNFG acquired Albion Bank Corp., Inc. On April 20, 2000 the assets of the Albion Federal Savings and Loan Association 401(k) Plan were transferred into the Plan. On November 3, 2000, FNFG acquired Iroquois Bancorp, Inc. On July 20, 2001, the assets of the Iroquois Bancorp, Inc. 401(k) Savings Plan were transferred into the Plan. On April 13, 2001, the assets of the Warren Hoffman and Associates, Inc. 401(k) Profit Sharing Plan were transferred into the Plan. Warren Hoffman and Associates, Inc. is a subsidiary of First Niagara Bank (a subsidiary of FNFG). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     (b)  Eligibility

          Employees are eligible to participate in the Plan when they reach age 21 and have completed 3 months of service.

     (c)  Contributions

          Participants may make contributions to the Plan in the form of salary reductions of up to 15% of their total compensation. The Bank makes matching contributions of 75% in 2001 and 50% in 2000 of employee contributions, up to a maximum of 6% of the employee's total compensation. Participant contributions are limited by the maximum allowable contribution under the Internal Revenue Code.

     (d)  Participants' Accounts

          Each participant's account is credited with contributions and a pro rata share of investment income.

     (e)  Vesting

          Effective January 1, 2001, the plan was changed whereby new participants become vested in employer contributions based on a percentage that increases each year from the beginning of year two over a period of six years when the vesting percentage is 100%.

     (f)  Distributions

          Participants or their beneficiaries are entitled to their vested account balance upon death, retirement, or termination of employment, payable in a single sum or in an annuity.


                                         4                           (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 2001 and 2000

     (g)  Participant Loans

          Participants may borrow a portion of their account balance, with a minimum loan provision of $1,000.

     (h)  Administrative Expenses

          Costs of administering the Plan, except recordkeeping expenses, are borne by FNFG.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

          The accompanying financial statements have been prepared on the accrual basis of accounting.

     (b)  Investments

          The Guaranteed Interest Account is carried at fair value, which approximates contract value (original investment plus accrued interest). Investments in the pooled separate accounts of the Principal Mutual Life Insurance Company (Principal) are carried at fair value based on the fair values of the underlying assets.
          Investments in common stock and mutual funds are valued based on quoted market prices. Investment income includes unrealized appreciation or depreciation in the value of the investments. Investment transactions are recorded on the trade date.

     (c)  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes therein. Actual results could differ from those estimates.

(3)  Investments

     Contributions to the Plan are invested under a group annuity contract with Principal, mutual funds, or FNFG common stock. Plan participants may allocate their funds among one or more of the following investment accounts:

       Group Annuity Contract with Principal:

          o Guaranteed Interest Account - A general investment account comprised of guaranteed interest contracts yielding a specified rate of interest maturing at various dates through December 31, 2005.

          o    Money Market - A pooled separate account  comprised of commercial
               paper,  U.S.   government  and  agency   securities,   and  other
               short-term interest-bearing securities.

          o    Bond  and  Mortgage  - A pooled  separate  account  comprised  of
               intermediate-term   commercial   mortgages  and   mortgage-backed
               securities.


                                         5                           (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 2001 and 2000


          o Large Cap Stock Index - A pooled separate account comprised of the stocks included in the Standard and Poor's 500 Stock Index.

          o Medium Company Value and Medium Company Blend - Pooled separate accounts comprised of common stocks of medium sized companies.

          o Stock Emphasis Balanced - A pooled separate account comprised of investments in other pooled separate accounts offered by the Principal whose assets are comprised of stocks, bonds, convertibles, and cash. The fund strategy is to maintain at least 50% of its assets in common stocks.

          o Small Company Blend Account - A pooled separate account comprised of equity securities of small to medium capitalized domestic companies.

          o International Stock - A pooled separate account comprised of common stocks of companies located outside the United States, mainly in Europe and Asia.

          o Large Company Blend - A pooled separate account comprised of equity securities of large capitalized domestic companies.

          o Large Company Growth - A pooled separate account comprised of companies in rapidly expanding industries or multinational companies with a high percentage of sales coming from foreign markets.

          o Small Company Growth - A pooled separate account comprised of stocks at the lower end of the market capitalization range.

        Mutual Funds:

          o    Fidelity   Advisor  Equity  Growth  -  Comprised  of  common  and
               preferred stocks and convertibles of companies with above average growth characteristics.

          o Fidelity Advisor High Yield - Comprised of lower quality debt securities, preferred stocks, convertibles, and zero coupon bonds.

          o    Strong   Opportunity   Fund   -   Comprised   of   equities   and
               nonconvertible corporate and government intermediate to long-term debt securities.

          o    Vanguard  Growth and Income -  Comprised  mainly of assets in the
               S&P  500,   with  the  remaining   invested  in  companies   with
               characteristics similar to S&P 500 companies.

          o INVESCO Dynamics Fund - Comprised of the common stocks of domestic companies, invested for the short-term.

          o Putnam International Growth Fund - Comprised mainly of equity securities of foreign companies.


                                         6                           (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 2001 and 2000


On March 31, 2001, Principal adopted a plan to convert Principal Mutual Holding Company to a stock company, a process known as demutualization. In a demutualization, membership interests of eligible policy/contract holders, such as the First Niagara Financial Group 401(k) Plan, are exchanged for compensation, which may be in the form of stock, cash, or policy/contract enhancements. As a result of the demutualization process, the First Niagara Financial Group 401(k) Plan was credited with demutualization compensation in the form of the Principal Financial Group, Inc. Stock Separate Account. Proceeds from the demutualization have been credited to participants accounts on a pro rata basis based on individual account values held in Principal accounts as of the effective date of the demutualization (October 26, 2001). Upon demutualization, the Plan received 24,440.35 units of Principal Financial Group Inc. Stock Separate Account. The Principal Financial Group, Inc. Stock Separate account was established and will only include the compensation from the demutualization. New contributions or transfer contributions cannot be made into this account.

Net appreciation (depreciation) in fair value of investments for the years ended December 31, 2001 and 2000 are as follows:

                                                       2001        2000
                                                    ----------   --------

Group annuity contract with Insurance Company       $ (363,285)  (269,593)
Mutual Funds                                          (237,974)        --
FNFG common stock                                    1,415,772    121,656
                                                    ----------   --------
          Total                                     $  814,513   (147,937)
                                                    ==========   ========


Individual investments that comprise 5% or more of the Plan's net assets available for plan benefits at December 31, 2001 and 2000 are as follows:

                                                       2001
                                                    ----------

     Guaranteed Interest Account                    $2,588,252
     Large Cap Stock Index Account                   3,427,381
     Large Company Blend                             2,393,381
     Money Market Account                            7,041,516
     Bond Mortgage Account                           1,551,238
     FNFG common stock                               4,242,463


                                                       2000
                                                    ----------

     Guaranteed Interest Account                    $1,325,091
     Large Cap Stock Index Account                   2,014,029
     Large Company Blend                             2,082,227
     Small Company Blend                               738,423
     FNFG common stock                               2,501,140


                                         7                           (Continued)

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                          Notes to Financial Statements

                           December 31, 2001 and 2000


(4)  Federal Income Taxes

     The Plan has received a favorable determination letter as to its tax-exempt qualified status from the Internal Revenue Service dated July 24, 1998 covering the Plan as amended through January 27, 1998. The Plan was restated during 2001, effective January 1, 1997 and has an application for a determination letter pending with the IRS. The restatement of the Plan was made to reflect recent law changes, as well as modifying certain provisions of the Plan, including eligibility, vesting, and loans to participants. The Plan Sponsor does not believe that the restatement will adversely affect the tax status of the Plan. The Plan's management has represented that the Plan has been operated in accordance with its terms. Accordingly, there is no provision for income taxes in these financial statements due to the applicable exemptions under Sections 401 and 501 of the Internal Revenue Code.

(5)  Plan Termination

     Although it has not expressed any intent to do so, FNFG has the right to discontinue its matching contribution at any time or to terminate the Plan subject to the provisions of ERISA. In the event of a termination of the Plan, participants will be entitled to the entire amount of their account at the date of such termination.

(6)  Subsequent Amendments

     The Plan was amended effective January 1, 2002 to adopt the Good Faith Compliance Amendment for the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The Plan was also amended effective with the February 7, 2002 pay period to change the employer matching contributions to an amount equal to 100% of the first 2% of elective deferral contributions and 75% over the next 3% to 6% of elective deferral contributions. Elective deferral contributions over 6% will not be matched.

                                                                      Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                Schedule H, Line 4i - Assets Held at End of Year

                                December 31, 2001

                                                                                                                  Current
            Identity of issue                                        Description                                   value
---------------------------------------------------------------------------------------------------------------------------
Group annuity contract with Principal
     Mutual Life Insurance Company:*

        Guaranteed Interest Account                       Guaranteed interest contracts
                                                             maturing at various dates through
                                                             December 31, 2005                                   $2,588,252

        Money Market Account                              Pooled separate account investing
                                                             in money market instruments                          7,041,516

        Bond and Mortgage Account                         Pooled separate account investing
                                                             in fixed income securities                           1,551,238

        Large Cap Stock Index Account                     Pooled separate account investing
                                                             in corporate stocks                                  3,427,381

        Large Company Blend                               Pooled separate account investing
                                                             in corporate stocks of large
                                                             capitalized companies                                2,393,381

        Small Company Blend Account                       Pooled separate account investing
                                                             in corporate stocks of small to
                                                             medium capitalized companies                           923,754

        Medium Company Value                              Pooled separate account investing
                                                             in common stocks of medium
                                                             sized companies                                        145,067

        Stock Emphasis Balanced                           Pooled separate account investing
                                                             in other pooled accounts                                94,747

        Large Company Growth                              Pooled separate account investing
                                                             in stocks of rapidly expanding
                                                             industries or multinational
                                                             companies                                              341,939

        Medium Company Blend                              Pooled separate account investing
                                                             in common stocks of medium
                                                             sized companies                                        459,968

        Small Company Growth                              Pooled separate account investing
                                                             in stocks at lower end of market
                                                             capitalization range                                   635,320

        International Stock                               Pooled separate account investing
                                                             in stocks of non-United States
                                                             companies                                              518,476

                                                                     (Continued)

                                                                      Schedule 1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                                   401(k) PLAN
                    (Formerly First Niagara Bank 401(k) Plan)

                Schedule H, Line 4i - Assets Held at End of Year

                                December 31, 2001

                                                                                                                  Current
            Identity of issue                                        Description                                   value
---------------------------------------------------------------------------------------------------------------------------

        Principal Financial Group Inc. Stock              Pooled separate account investing
           Separate Account*                                 in the stock of Principal Financial
                                                             Group                                              $   309,922

Mutual Funds:

        Fidelity Advisor High Yield                       Mutual fund                                               131,614

        Strong Opportunity Fund                           Mutual fund                                               682,770

        Vanguard Growth and Income                        Mutual fund                                               894,113

        Fidelity Advisor Equity Growth                    Mutual fund                                               792,424

        INVESCO Dynamics Fund                             Mutual fund                                               673,546

        Putnam International Growth Fund                  Mutual fund                                               800,414

First Niagara Financial Group, Inc.*                      Common stock (252,078 shares)                           4,242,463

Participant Loans                                         Loans to plan participants                                342,872
                                                                                                                -----------

                                                                                                                $28,991,177
                                                                                                                ===========

*Person named is a party-in-interest.

See accompanying notes to financial statements.